                                                                Exhibit 10.9.2

                     FORM OF PERFORMANCE OPTION AGREEMENT


     AGREEMENT made on ________________, by and between Unifax Holdings, Inc., a Delaware corporation (the "Company") and ______________ (the "Optionee").

     WHEREAS, the Company has adopted the Unifax Holdings, Inc. 1992 Stock Option Plan (the "Plan"), subject to approval by the stockholders of the Company; and

     WHEREAS, the Company desires to grant to the Optionee options under the Plan to acquire an aggregate of 5,700.00 shares of the Company's common stock, par value $.01 per share, (the "Stock") on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

     2. Grant of Option. The Optionee is hereby granted a nonqualified stock option (the "Option") to purchase an aggregate of 5,700.00 shares of Stock, pursuant to the terms of this Agreement and the provisions of the Plan. It is intended that the Option will not qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

     3. Option Price. The exercise price shall be $3.04 per share of Stock issuable hereunder.

     4. Conditions to Exercisability. (a) The Option shall not be exercisable until the first to occur of (v) the ninth anniversary of its grant, (w) a Public Offering, (x) a Change in Control, (y) the date of termination of employment of an Optionee that is an Employee (other than due to an Involuntary Termination with Cause, a Voluntary Termination without Good Reason (prior to a Public Offering, Change in Control or the fifth anniversary of the date of this Option), or the termination of the Optionee's Consulting Agreement with cause (as provided therein) and (z) the date an Optionee that is a Non-employee Director ceases to be a director of the Corporation or a Subsidiary (other than due to his removal for cause or resignation as director of the Company or a Subsidiary under circumstances that would permit his removal for cause) and at such time shall be exercisable only to the extent that at the end of any completed fiscal year of the Company set forth on Annex A the Option EBT equaled or exceeded the amount set forth in the second or third column of Annex A hereto opposite the ending date of such fiscal year and, in such event, the Option shall become exercisable to the extent of the percentage of the shares of Stock covered thereby that is equal to the percentage set forth in the fourth or fifth column, respectively, of Annex A hereto opposite the ending date of such fiscal year.

          (b) The Option shall become fully exercisable upon the first to occur of a Public Offering or a Change in Control prior to the sixth anniversary of the date hereof if the fair market value of the per share consideration received by the Company and/or the relevant holders of the Stock, as the case may be (such fair market value and other matters being as determined by the Committee, whose good faith determination shall be conclusive) pursuant to such Public Offering or Change in Control equals or exceeds the amount set forth in Annex B hereto for the year in which such Public Offering or Change in Control occurred.

          (c) If (x) the Optionee's employment terminates due to such Optionee's Involuntary Termination with Cause, Voluntary Termination without Good Reason (prior to a Public Offering, Change in Control or the fifth anniversary of the grant of this Option), or termination by the Company of the Optionee's Consulting Agreement with cause (as provided therein) or by the Optionee voluntarily without cause (as defined therein) (prior to a Public Offering, Change in Control or the fifth anniversary of the grant of the Option) or (y) an Optionee that is an Eligible Director ceases to be a director of the Company or a Subsidiary due to his removal for cause or resignation as a director under circumstances that would permit his removal for cause; then the Option shall terminate immediately and may not be exercised, for cash or Stock, to any extent.

          If the Option becomes fully exercisable in the event of a Change in Control or a Public Offering under Section 4(b) then Section 4(a) shall not apply.

     5. Period of Option. Except as otherwise provided in this Agreement, the Option shall expire ten years from the date of grant or, if earlier, pursuant to the provisions of Section __ of the Plan.

     6. Exercise of Option. (a) Except as otherwise provided in this Agreement, the Option shall be exercised as provided in the Plan.

          (b) The Company may, in its discretion, require that the Optionee pay to the Company, at the time of exercise of any portion of the Option, any such additional amount as the Company deems necessary to satisfy its liability to withhold federal, state or local income tax or any other taxes incurred by reason of the exercise or the transfer of shares of Stock thereupon.

          (c) If the Plan or any law, regulation or interpretation requires the Company to take any action regarding the Stock, before the Company issues certificates for the Stock being purchased, the Company may delay delivering the certificates for the Stock for the period necessary to take such action; provided, that all rights hereunder and under the Plan enjoyed by the Optionee on and as of the date on which such certificates would have been issued but for such delay shall be preserved and shall not be altered, reduced or adversely affected by any such delay; provided, further, however, that the foregoing proviso shall not be construed to create, add to or supplement any rights not otherwise enjoyed by the Optionee on and as of such date and no additional Options of such Optionee shall become vested subsequent to such date. The certificate or certificates representing the Stock acquired pursuant to the Option may bear a legend restricting the transfer of such Stock, and the Company may impose stop transfer instructions to implement such restrictions, if applicable.

          (d) The Optionee will not be deemed to be a holder of any shares of Stock pursuant to exercise of the Option until the date of the issuance of a stock certificate to him for such shares of Stock and until the shares of Stock are paid for in full.

          (e) Stock shall not be issued to, or registered in the name of, the exercising Optionee, unless the Optionee has become a party to the Stockholders Agreement as a Management Investor by executing a Joinder Agreement.

          (f) Upon the circumstances set out in the Plan, the Company may elect to pay the Spread in lieu of issuing shares of Stock.

     7. Representations. (a) The Company represents and warrants that (i) this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms and (ii) upon issuance of certificates for any shares of Stock against delivery of full payment therefor, all such shares will be, at the time of such issuance, duly authorized, validly issued and fully paid and nonassessable shares of the capital stock of the Company and, upon delivery of such certificates to the Optionee, the Optionee will acquire good, valid and marketable title to such shares free and clear of any adverse lien, claim or other restriction, other than the restrictions set forth in the Stockholders Agreement or imposed by applicable law and any lien or encumbrance created by the Optionee to the extent permitted by the Stockholders Agreement.

          (b) The Optionee represents and warrants that he or she is not a party to any agreement or instrument which would prevent him or her from entering into or performing his duties in any way under this Agreement.

     8. Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and

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agreements, whether oral or in writing, previously entered into by them with respect thereto. The Optionee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

     9. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by the Optionee and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

     10. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

          To the Optionee at:

               ---------------------------
               ---------------------------
               Telecopy:

          To the Company at:

               Unifax Holdings, Inc.
               Cross Creek Pointe
               1065 Highway 315
               Suite 203
               Wilkes-Barre, Pennsylvania 18702
               Attn:  Frank H. Bevevino
               Telecopy:  (717) 822-0909

          With a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, New York 10022
               Attn:  Thomas H. Kennedy
               Telecopy:  (212) 735-2000

     Any notice delivered personally or by courier under this Section 10 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

     11. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

     12. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     13. Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

     14. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

     15. Construction. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated herein as provisions of this Agreement. If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Optionee confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.

     16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              UNIFAX HOLDINGS, INC.



                              By:
                                 --------------------------
                              Name:
                              Title:  Vice President



                              -----------------------------
                                         Optionee

                                                                       Annex A
                                                                To Performance
                                                              Option Agreement

            Annual        Cumulative      % Vest      % Vest
Year      Option EBT      Option EBT      Annual      Cumulative
- ----      ----------      ----------      ------      ----------

1992        $10,481        $ 10,481        20%            20%

1993        $15,366        $ 25,847        20%            40%

1994        $19,560        $ 45,407        20%            60%

1995        $22,638        $ 68,045        20%            80%

1996        $25,510        $ 93,555        20%           100%

1997             --        $121,402        --            100%

                                                                       Annex B
                                                                To Performance
                                                              Option Agreement


                                      Per Share
              Year                  Consideration
              ----                  -------------

              1993                       $4.11

              1994                       $5.36

              1995                       $6.29

              1996                       $7.16

              1997                       $7.87

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